COOPERS & LYBRAND L.L.P.


                       CONSENT OF INDEPENDENT ACCOUNTANTS
CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Post-Effective Amendment No. 6 to the

Registration Statement of the Templeton Funds Retirement Annuity Separate Account on Form N-4 (Registration Nos. 33-37846 and 811-6230) of our reports dated February 20, 1998 on our audits of the financial statements of the Templeton Funds Retirement Annuity Separate Account, which report is included in the Annual Report to Contract Owners of the Templeton Variable Annuity Fund for the year ended December 31, 1997, and the Templeton Funds Annuity Company for the years ended December 31, 1997 and 1996, which are included in the Post-Effective Amendment to the Registration Statement.

                                          COOPERS & LYBRAND L.L.P.



May 11, 1998
Jacksonville, Florida